FEDERAL MORTGAGE INVESTORS, LTD.

	CONTENTS
	PAGE

	REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS	1

	FINANCIAL STATEMENTS

	STATEMENTS OF FINANCIAL CONDITION		2

	STATEMENTS OF OPERATIONS			3

	STATEMENTS OF CHANGES IN PARTNERS' CAPITAL	4

	STATEMENTS OF CASH FLOWS			5

	NOTES TO FINANCIAL STATEMENTS			6



March 8, 1999



TO THE PARTNERS
Federal Mortgage Investors, Ltd.
Sarasota, Florida


	REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have audited the accompanying statements of financial condition of Federal Mortgage Investors, Ltd., as of December 31, 1998 and 1997 and the related statements of operations, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Federal Mortgage Investors, Ltd. at December 31, 1998 and 1997 and the results of its operations, changes in partners' capital and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note I to the financial statements, the Partnership has suffered recurring losses from operations. Management's plans in regard to these matters are also described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Certified Public Accountants




                    	FEDERAL MORTGAGE INVESTORS, LTD.

                    	STATEMENTS OF FINANCIAL CONDITION


                                                    						 December 31,
	                                                       		-------------
			                                                  1998 		          1997
	                                                 		------            -----
ASSETS
Cash			                                             $   109           $  7,565
Accounts receivable - related party		                10,159	             1,774
Equipment at cost, net of
accumulated depreciation	     		                        104	             4,375
                                             						--------           --------

	TOTAL ASSETS				                                  $10,372	           $ 13,714
					                                             	=========	         =========


LIABILITIES AND PARTNERS' CAPITAL

Overdrafts					                                   $  9,211	           $
Accounts payable and other liabilities	                110
						                                            --------           	---------

TOTAL LIABILITIES 				                               9,321

Partners' capital	 			                               4,674	             59,837
Prepaid management fees - affiliate	 	              (3,623)	           (46,123)
                                          						  --------	            --------

                                    					            1,051	             13,714
                                          						  --------	            ---------

TOTAL LIABILITIES AND PARTNERS' CAPITAL		         $ 10,372	           $ 13,714
						                                            ========	            =========

	See notes to financial statements.





                        	FEDERAL MORTGAGE INVESTORS, LTD.

                           	STATEMENTS OF OPERATIONS

                                           	   					    For the Years Ended
		        			                                              December 31,
						                                                  1998		         1997
					                                                	  ----		         ----
REVENUE
  Interest income - residential mortgage loans	         $ 		           $  7,574
  Servicing fees	  			                                     13,889	       9,998
  Interest income - other	                                 			     	     9,111
  Other income				                                      	     724
  Gain on sale of assets                              			  13,666
						                                                  ---------	     --------
		  				                                                   28,279	      26,683
						                                                  ---------     	--------
EXPENSES
  Amortization		   					                                                   178
  Bank service charges				                                  4,462
  Commissions						  	                                                   5,667
  Consulting	      				                                       436	         696
  Depreciation	     				                                      837	       4,581
  Fees and licenses	     			                                  535	       1,708
  Legal and accounting	   			                              25,200	      10,398
  Loss on sale of residential mortgage loans
  and other real estate owned					                                     286,567
  Management fees		    				                                                396
  Miscellaneous	     				                                     411	       1,730
  Office	     				                                            430	       2,166
  Rent		 					 	                                                         8,594
  Salaries and wages					                                            	  24,575
  Taxes	      					                                            93	       5,285
  Telephone							                                                       4,101
  Travel	           				  	                                              1,669
						                                                    --------    --------
						                                                     32,404	     358,311
					                                                    	--------   	--------
NET LOSS		                                            			$ (4,125)   $(331,628)
		                                                    				========   =========



	See notes to financial statements.








                     	FEDERAL MORTGAGE INVESTORS, LTD.

               	STATEMENTS OF CHANGES IN PARTNERS' CAPITAL



BALANCE,
at January 1, 1997				                               	$  722,452
REDEMPTION OF LIMITED PARTNERSHIP UNITS			              (176,000)

DISTRIBUTIONS			                                   			  (154,987)

NET LOSS		 			                                          (331,628)

PREPAID MANAGEMENT FEES - AFFILIATE	                		   (46,123)
							                                                ----------
BALANCE,
at December 31, 1997		     			                            13,714
                                                							 ----------

DISTRIBUTIONS			                                   			   (51,038)

NET LOSS		                                        				    (4,125)

REPAYMENT OF MANAGEMENT FEES - AFFILIATE		                33,100

RECLASS OF MANAGEMENT FEES - AFFILIATES TO
ACCOUNTS RECEIVABLE		      			                             9,400
		                                                 					----------

BALANCE,
at December 31, 1998					                             $    1,051
					                                                 		==========


	See notes to financial statements.

                     	FEDERAL MORTGAGE INVESTORS, LTD.

                        	STATEMENTS OF CASH FLOWS


                                      	    				   	 For the Years Ended
	       					                                           December 31,
	      					                                        1998	           1997
			                                            			  ----	           ----
CASH FLOWS FROM OPERATING ACTIVITIES

NET LOSS		                                       			$  (4,125)	    $(331,628)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation and amortization	    		                      837	         4,759
Gain on sale of assets				                            (13,666)
Decrease (increase) in operating assets:
Accounts receivable - related party	 	                  1,015	       (47,231)
Prepaid management fees		                         		   33,100	        58,019
Portfolio of residential mortgage loans		                        		  441,798
Real estate owned and available for sale	                        		  301,011
Increase in operating liabilities:
Overdrafts	  				                                       9,211
Accounts payable and other liabilities	     	             110	      (138,176)
                                               						---------	     ---------



Total adjustments				                                  30,607	      620,180
						---------	----------

NET CASH PROVIDED BY OPERATING ACTIVITIES	             26,482	      288,552
						---------	----------
CASH FLOWS FROM INVESTING ACTIVITIES
Sale of furniture, fixtures and equipment	             17,100
Receipt of proceeds of note
	 receivable - related party	                                   		   50,000
					                                                ---------   	----------

NET CASH PROVIDED BY INVESTING ACTIVITIES	              17,100	      50,000

CASH FLOWS FROM FINANCING ACTIVITIES
Redemption of limited partnership units				                        (176,000)
Distributions to limited partners	  	                  (51,038)	   (154,987)
						                                               ----------	   ---------

NET CASH USED BY FINANCING ACTIVITIES	 	               (51,038)	   (330,987)

(DECREASE) INCREASE IN CASH	 		                         (7,456)	      7,565

CASH, at beginning of year					                          7,565
				                                               		----------	   ---------

CASH, at end of year		                             		$     109	   $   7,565
				                                               		==========	   =========

Supplemental Disclosure:
No interest was paid in 1998 or 1997



	See notes to financial statements.

	FEDERAL MORTGAGE INVESTORS, LTD.

	NOTES TO FINANCIAL STATEMENTS
	FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



NOTE A - ORGANIZATION

The purpose of Federal Mortgage Investors, Ltd. (the Partnership) is to place and service mortgage loans secured by first liens on real estate, and to acquire insured instruments of deposits and/or debt securities issued by the United States Government and agencies thereof. Purchases of the mortgage loans, instruments of deposits and debt securities are made in accordance with policies set forth in the partnership agreement.

Profits and losses are allocated and cash distributions are made in accordance with the partnership agreement.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Furniture, Fixtures and Equipment

Depreciation is provided for in amounts sufficient to allocate the cost of assets to operations over the estimated useful lives using the straight-line method.

Income Taxes

The financial statements include no provisions for federal or state income taxes since the income or loss is reportable on the tax returns of the partners.

Statements of Cash Flows

For purposes of reporting cash flows, the Partnership considers cash and cash equivalents as those amounts which are not subject to restrictions or penalties and have an original maturity of three months or less.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the 1997 financial statements to conform with the 1998 financial statement presentation. Such reclassifications had no effect on net loss as previously reported.


NOTE C - FURNITURE, FIXTURES AND EQUIPMENT

A summary of furniture, fixtures and equipment at December 31, follows:

                                    					 1998        1997
 	                                    			 ----	       ----

Furniture and fixtures		                	$ 311	    $   311
Equipment				                              275	     22,733
				                                    	-----	    -------
					                                      586	     23,044

Less: accumulated depreciation	  	        (482)	   (18,669)
				                                     	-----	   -------

                                    					$ 104	   $  4,375
				                                     	=====	   =======

NOTE D - RELATED PARTY TRANSACTIONS

The general partners of the Partnership include an individual and a corporation owned wholly by that individual. A registered securities broker-dealer, of which a majority is owned by the individual general partner, conducted the offering of partnership units for sale to the general public.

For their services to the Partnership, the general partners are entitled to receive an annual management fee that is equal to three percent (3%) of the aggregate principal balance of the portfolio investments (as defined by the partnership agreement) at December 31, plus one percent (1%) of the cash flow of the Partnership (as defined by the partnership agreement).
 In addition, the management fee also includes one percent (1%) of the net income from capital transactions. Management fees for 1997 were $396. There was no management fee expense for the year ended December 31, 1998.

The Partnership received approximately $14,000 and $10,000 in servicing fees for the years ended December 31, 1998 and 1997, respectively, from affiliated companies in which the individual general partner owns 100% of the outstanding stock. This fee relates to the servicing of mortgage loans included in the affiliate's portfolio.

In 1998, the partnership sold equipment with a book value of $3,434 to an affiliated company in which the individual general partner owns 100% of the outstanding stock. The sales price was $17,100.

During the year ended December 31, 1997, the Partnership rented office space from an affiliate for $8,594.

As of December 31, 1998 and 1997, the Partnership had a receivable from the general partner in the amount of $13,023 and $46,123, respectively, which consisted primarily of prepayment of management fees.

NOTE E - LIMITED PARTNERSHIP CAPITAL UNITS

During 1997, 176 partnership units were redeemed for $176,000. No partnership units were redeemed in 1998.

As of December 31, 1998 and 1997, there were 1,552 partnership units issued and outstanding.

NOTE F -	FAIR VALUE OF FINANCIAL INSTRUMENTS  IN ACCORDANCE
WITH THE REQUIREMENTS OF SFAS NO. 107

The Partnership's financial instruments consist of all of its assets and liabilities. The Partnership's management has determined that the fair value of all of its financial instruments is equivalent to the carrying cost.

NOTE G - CONCENTRATION OF CREDIT RISK

The Partnership invests in various financial institutions whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to a maximum of $100,000. At December 31, 1998 and 1997, the Partnership had no deposits in excess of FDIC insured limits.

NOTE H - COMMITMENTS AND CONTINGENCIES

The Partnership entered into a lawsuit in July, 1995, regarding the purchase of nineteen first lien residential mortgage notes which were worth considerably less than represented. In 1996, the Partnership resolved the suit in an out of court settlement and obtained a judgment totaling $977,000. Applicable attorney fees are $150,000, of which $125,000 is unpaid at December 31, 1998. The Partnership will be compensated by purchasing acceptable mortgages, as defined in a mediation agreement, and selling these mortgages at a four percentage point spread to the defendants. The parties shall each use their best efforts to complete performance of payment within a forty-eight month period ending October, 2000 unless extended by mutual agreement. As of December 31, 1998 no securities had been purchased under this agreement.

NOTE I - GOING CONCERN

As shown in the accompanying financial statements, the Partnership incurred a net loss of $4,125 during the year ended December 31, 1998, and partners' capital totals $1,051. The ability of the Partnership to continue as a going concern is dependent on obtaining additional capital and financing and operating at a profitable level. The financial statements do not include any adjustments that might be necessary if the Partnership is unable to continue as a going concern.